Exhibit 99.1

Earthstone Energy, Inc. Reports First Quarter 2016 Results and
Provides Updated Guidance for 2016

The Woodlands, Texas, May 10, 2016 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the three month period ended March 31, 2016.

First Quarter 2016 Highlights

•	Average daily production of 3,576 Boepd
•	Total revenue of $8.9 million, which includes the effects of realized hedges
•	Lease operating expense decreased 30% relative to the first quarter of 2015
•	Adjusted EBITDAX(1) of $1.9 million

(1)See “Reconciliation of Non-GAAP Financial Measures” section below.

Operations Update

Due to weakness in commodity prices in the first quarter of 2016, the Company deferred significant capital expenditures.  In late January, we suspended drilling and temporarily idled our contracted drilling rig, discontinued completion activities, and deferred normal installation of artificial lift on wells flowing at low rates.  This decrease in activity and deferral of expenditures, combined with natural declines, resulted in a 7% quarter-over-quarter decrease in production.

The Company has 12 gross Eagle Ford locations waiting on completion. These wells are in four units, two of which are held by production and the other two are in primary term of leases with no material expirations in 2016. As a result, the Company has no material, near-term obligations to complete these 12 Eagle Ford wells.  Pending commodity prices, we plan to complete four wells in our Boggs Unit in Karnes County, Texas (33% operated working interest) this summer.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended March 31,
	2016	2015
Total Revenue	$6,864	$11,320
Realized Hedge Settlements	1,991	1,494
Adjusted Revenue (including realized hedge settlements)	8,855	12,814
Net Loss	(6,421)	(1,114)
Adjusted Net Loss(1)	(2,488)	(98)
Loss Per Share (Diluted)	(0.46)	(0.08)
Adjusted Loss Per Share (Diluted)(1)	(0.18)	(0.01)
Adjusted EBITDAX(1)	1,935	5,359

Production:
Oil (MBbls)	205	208
Gas (MMcf)	485	558
NGL (MBbls)	40	45
Total (MBOE)	325	346
Total daily production (BOEPD)	3,576	3,849

Average prices:
Oil ($/Bbl)	27.05	43.44
Gas ($/Mcf)	1.94	2.74
NGL ($/Bbl)	8.26	14.85
Total ($/Boe)	20.93	32.45

Adjusted for realized derivatives settlements:
Oil ($/Bbl)	36.37	49.29
Gas ($/Mcf)	2.11	3.24
NGL ($/Bbl)	8.26	14.85
Total ($/Boe)	27.05	36.76
(1)	See “Reconciliation of Non-GAAP Financial Measures” section below.

Idle Rig Expense

In the first quarter of 2016, the Company incurred an idle rig expense of $1.3 million.  This charge relates to a drilling rig we utilized in our Eagle Ford operations from April 2015 to January 2016.  The Company temporarily idled the rig in late January 2016 and is paying an idle day rate of $20,000 per day.  Should the Company decide to permanently suspend drilling with this rig, a termination fee will be immediately due.  As of March 31, 2016, the remaining commitment on this contract was approximately $3.9 million.

Hedging Update

In April 2016, the Company entered into hedge transactions associated with its oil and natural gas production.  WTI swaps covering 10,000 barrels per month from May 2016 through December 2017 were executed at an average price of $46.12 per barrel.  Natural gas swaps covering 10,000 MMBtu per month from May 2016 through December 2016 were executed at $2.380 per MMBtu and 20,000 MMBtu per month from January 2017 through December 2017 were executed at $2.860 per MMBtu.

Lynden Energy Corp. – Transaction Update

As previously announced on December 17, 2015, the Company entered into a definitive agreement whereby the Company will acquire Lynden Energy Corp. (TSX Venture: LVL.V; OTC Pink: LVLEF) (“Lynden”) in an all-stock transaction (the “Transaction”).  A meeting of Lynden stockholders is scheduled for May 12, 2016, whereby Lynden stockholders will vote on the transaction. Pursuant to the Transaction, Earthstone would issue approximately 3.7 million shares of its common stock to Lynden stockholders.

Updated Guidance

The following guidance is subject to significant and material changes, including commodity prices and industry conditions.  This guidance is inclusive of Lynden’s properties from May 2016 through December 2016.

Capital Expenditures	$ millions (Net)	Number of Gross / Net Wells Spudded	Number of Gross / Net Wells On Line
Drilling and Completion:
Non-Operated Bakken	7.0	10 / 0.4	35 / 1.4
Operated Eagle Ford	4.0	0 / 0	4 / 1.3
Non-Operated Midland Basin – Horizontal	3.1	1 / 0.4	1 / 0.4
Non-Operated Mitchell Ranch	1.8	4 / 1.8	4 / 1.8
Operated Austin Chalk	1.1	0 / 0	1 / 0.5
Non-Operated Midland Basin – Vertical	1.0	1 / 0.4	1 / 0.4
Land	2.0
Total	20.0	16 / 3.0	46 / 5.8

Production (Boepd)	4,200 – 4,600
% Oil	63%
% Gas	25%
% NGL	12%

Operating Costs ($/Boe)
Lease Operating and Workover	10.00 – 11.00
Production Taxes	1.50 – 2.00
Cash G&A	6.00 – 7.00

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” section below.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “The first quarter proved challenging as commodity prices reached unsustainably low levels, but have fortunately made a nice move higher in the last few months.  We remain financially disciplined in our capital deployment as we have deferred significant capital expenditures in the first quarter, and we currently intend to limit capital expenditures to remain within operating cash flow. With price improvement, we believe we can ramp up production with our frac inventory while re-establishing drilling activities. We will likely complete our four-well Boggs Unit in Karnes County this summer.  Finally, we continue to actively pursue acquisitions that might be transformational for the Company and smaller acquisitions which complement our present holdings.

Conference Call Details

Earthstone is hosting a conference call on Wednesday, May 11, 2016 at 10:00 a.m. Eastern to discuss its first quarter 2016 results and current operations.  Investors and analysts are invited to participate in the call by dialing 877-407-8035 for domestic calls or 201-689-8035 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until 11:59 p.m. Eastern (10:59 p.m. Central), Tuesday, May 24, 2016.  The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Conference ID: 13636833.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, asset and corporate acquisitions and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. The Company’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Transaction anticipates that the issuance of Earthstone shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Earthstone shares will not be registered under the Securities Act or any state securities laws.

In connection with the Transaction, Earthstone and Lynden have filed with the SEC a definitive joint proxy and information statement/circular and other relevant documents to be mailed by Lynden and Earthstone to their respective security holders in connection with the proposed Transaction. The joint proxy and information statement/circular has also been filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY AND INFORMATION STATEMENT/ CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EARTHSTONE, LYNDEN AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC's website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. In addition, a copy of the joint proxy and information statement/circular may be obtained free of charge from Earthstone's website at www.earthstoneenergy.com, or from Lynden's website at www.lyndenenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Lynden or Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone's website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas, 77380, or by telephone at (281) 298-4246. The documents filed with the SEC by Lynden can be obtained free of charge from Lynden's website at www.lyndenenergy.com or by contacting Lynden by mail at 595 Burrard Street, Suite 2900, Vancouver, British Columbia, V7X 1J5, or by telephone at (604) 629-2991.

Pending Acquisition of Lynden Energy Corp. - Participants in the Solicitation

Earthstone, Lynden and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction.  Information regarding Earthstone’s directors and executive officers is available in its annual report on Form 10-K/A for the year ended December 31, 2015 filed with the SEC by Earthstone on April 1, 2016, and information regarding Lynden’s directors and executive officers is available in its management proxy circular filed by Lynden with the SEC on October 21, 2015 in connection with its annual meeting of stockholders. This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
ASSETS	2016	2015
Current assets:	(In thousands, except share amounts)
Cash and cash equivalents	$5,684	$23,264
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	12,161	13,529
Joint interest billings and other	3,034	4,924
Current derivative assets	2,460	3,694
Prepaid expenses and other current assets	721	498
Total current assets	24,060	45,909
Oil and gas properties, successful efforts method:
Proved properties	287,683	283,644
Unproved properties	32,926	34,609
Total oil and gas properties	320,609	318,253

Accumulated depreciation, depletion, and amortization	(125,294)	(119,920)
Net oil and gas properties	195,315	198,333
Other noncurrent assets:
Goodwill	17,532	17,532
Office and other equipment, less accumulated depreciation of $1,174 and $1,028 at March 31, 2016 and December 31, 2015	1,808	1,934
Other noncurrent assets	1,192	1,236
Noncurrent derivative assets	7	—
TOTAL ASSETS	$239,914	$264,944
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,381	$11,580
Accrued expenses	8,598	12,975
Revenues and royalties payable	5,672	8,576
Advances	4,213	15,447
Total current liabilities	29,864	48,578

Noncurrent liabilities:
Long-term debt	11,191	11,191
Asset retirement obligations	5,195	5,075
Other noncurrent liabilities	212	227
Total noncurrent liabilities	16,598	16,493

Total liabilities	46,462	65,071

Commitments and Contingencies (Note 9)

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,835,128 shares issued and outstanding at March 31, 2016 and December 31, 2015	14	14
Additional paid-in capital	358,086	358,086
Accumulated deficit	(164,188)	(157,767)
Treasury stock, 15,357 shares at March 31, 2016 and December 31, 2015	(460)	(460)
Total equity	193,452	199,873

TOTAL LIABILITIES AND EQUITY	$239,914	$264,944

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2016	2015
REVENUES	(In thousands, except share and per share amounts)
Oil, natural gas, and natural gas liquids revenues:
Oil	$5,539	$9,038
Natural gas	943	1,530
Natural gas liquids	328	674
Total oil, natural gas, and natural gas liquids revenues	6,810	11,242
Gathering income	54	78
Total revenues	6,864	11,320
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	3,066	4,374
Severance taxes	382	630
Rig idle expense	1,269	—
Depreciation, depletion, and amortization	5,505	5,924
Re-engineering and workovers	275	119
Exploration expense	5	—
General and administrative expense	3,198	2,571
Total operating costs and expenses	13,700	13,618
Loss from operations	(6,836)	(2,298)
OTHER INCOME (EXPENSE)
Interest expense, net	(223)	(169)
Net gain on derivative contracts	765	674
Other (expense) income, net	(127)	94
Total other income (expense)	415	599
Loss before income taxes	(6,421)	(1,699)
Income tax expense (benefit)	—	(585)
Net loss	$(6,421)	$(1,114)
Net loss per common share:
Basic	$(0.46)	$(0.08)
Diluted	$(0.46)	$(0.08)
Weighted average common shares outstanding:
Basic	13,858,128	13,858,128
Diluted	13,858,128	13,858,128

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:	(In thousands)
Net loss	$(6,421)	$(1,114)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	5,505	5,924
Unrealized loss on derivative contracts	1,226	820
Accretion of asset retirement obligations	128	145
Deferred income taxes	—	(585)
Amortization of deferred financing costs	70	65
Settlement of asset retirement obligations	—	(46)
Changes in assets and liabilities:
Decrease in accounts receivable	3,258	7,754
(Increase) decrease in prepaid expenses and other	(244)	387
Decrease in accounts payable and accrued expenses	(4,576)	(21,690)
Decrease in revenue and royalties payable	(2,904)	(8,730)
Decrease in advances	(11,234)	(4,436)
Net cash used in operating activities	(15,192)	(21,506)
Cash flows from investing activities:
Additions to oil and gas property and equipment	(2,365)	(19,040)
Additions to other property and equipment	(20)	(138)
Net cash used in investing activities	(2,385)	(19,178)
Cash flows from financing activities:
Deferred financing costs	(3)	(73)
Net cash used in financing activities	(3)	(73)
Net decrease in cash and cash equivalents	(17,580)	(40,757)
Cash and cash equivalents at beginning of period	23,264	100,447
Cash and cash equivalents at end of period	$5,684	$59,690
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$142	$52
Non-cash investing and financing activities:
Asset retirement obligations	$(8)	$43

Earthstone Energy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
Unaudited

Non-GAAP Financial Measures

The non-GAAP financial measures of Adjusted Net Income and Adjusted EBITDAX, as calculated by us below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP (U.S. Generally Accepted Accounting Principles). These disclosures may not be comparable to similarly titled measures used by other companies. Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss, or any other GAAP measure of financial position or results of operations.

I. Adjusted Net Income (Loss)

Adjusted net income (loss) is a non-GAAP financial measure we use to evaluate performance, prior to non-cash gains and losses and non-recurring items after applying adjusted income tax expense.  Non-cash gains and losses may include, when applicable, accretion, impairment expense, stock compensation expense, and unrealized gains and losses on derivative contracts, and items that management considers non-recurring. We believe adjusted net income helps investors compare our results with other oil and natural gas companies.

The following presents a reconciliation of income (loss) before income taxes to adjusted net income (loss):

	Three Months Ended March 31,
(In thousands except for per share data)	2016	2015
Loss before income taxes	(6,421)	(1,114)
Plus (minus):
Accretion	128	145
Idle rig expense	1,269	—
Unrealized (gain) loss on derivative contracts	1,226	820
Subtotal	(3,798)	(149)
Adjusted income tax expense (1)	1,310	(51)
Adjusted net loss	(2,488)	(98)

Adjusted net loss per share – basic and diluted	(0.18)	(0.01)
Shares outstanding – basic and diluted	13,835	13,835
(1)	Adjusted income tax expense is calculated by applying an estimate effective a tax rate of 34.5%.

II. Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, (gain) loss on sale of assets; accretion; impairment expense; depletion, depreciation, and amortization; exploration expense; idle rig expense; interest expense; interest income; unrealized (gain) loss on derivatives; and income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDAX for the periods indicated:

(In thousands)	Three Months Ended March 31,
	2016	2015
Net Loss	$(6,421)	$(1,114)
Accretion	128	145
Depletion, depreciation, and amortization	5,505	5,924
Exploration expense	5	—
Idle rig expense	1,269	—
Interest expense	232	185
Interest income	(9)	(16)
Unrealized (gain) loss on derivative contracts	1,226	820
Income tax expense (benefit)	—	(585)
Adjusted EBITDAX	$1,935	$5,359